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                                                                    EXHIBIT 99.2


                                 SPX CORPORATION

                                       &

                                UNITED DOMINION

                                 MARCH 12, 2001


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FORWARD-LOOKING STATEMENTS                                            [SPX LOGO]
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Certain statements contained in these slides that are not historical facts are
"Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. These Forward-Looking Statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such Forward-Looking Statements. More information regarding such risks can be found in SPX's and UDI's SEC filings.


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RATIONALE FOR SPX/UDI COMBINATION                                     [SPX LOGO]
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[ ]  STRONG INDUSTRIAL AND TECHNICAL PRODUCTS COMPANY

[ ]  LARGER PLATFORM TO INCREASE SHAREHOLDER WEALTH

[ ]  APPLY PROVEN VALUE IMPROVEMENT PROCESS(R) TO CREATE VALUE

[ ]  UDI'S MARKET LEADING/NICHE BUSINESSES FIT INTO SPX MODEL

[ ] GREATER FINANCIAL STRENGTH TO INVEST IN BUSINESSES AND PURSUE STRATEGIC ACQUISITIONS


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TRANSACTION SUMMARY                                                   [SPX LOGO]
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[ ]      CURRENT VALUE:    $954 MILLION FOR EQUITY PLUS $876 MILLION IN ASSUMED
                           DEBT, OR TOTAL TRANSACTION VALUE OF $1.83 BILLION

[ ]      PRICE:            6.4X EBITDA

[ ]      TERMS:            100% SPX STOCK

[ ]      RATIO:            FIXED EXCHANGE RATIO, NO COLLAR
                           .2353 OF AN SPX SHARE FOR EACH UDI SHARE, EQUAL TO
                           $25 PER UDI SHARE BASED ON AVERAGE SPX CLOSING PRICE
                           FOR 5-DAY PERIOD ENDED MARCH 9

[ ]      PREMIUM:          30%, BASED ON SAME 5-DAY PERIOD

[ ]      CONDITIONS:       UDI SHAREHOLDER APPROVAL, ANTITRUST CLEARANCE,
                           CANADIAN COURT APPROVAL

[ ]      TIMING:           SECOND QUARTER OF 2001


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TRANSACTION SUMMARY                                                   [SPX LOGO]
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[ ]      LEADERSHIP:       JOHN B. BLYSTONE --
                           CHAIRMAN, PRESIDENT & CEO

                           UDI OPERATING MANAGEMENT REMAINS IN PLACE

[ ]      FINANCING:        NEW $780 MILLION FACILITY UNDERWRITTEN BY JP MORGAN

[ ]      VALUATION:        FAIRNESS OPINION FROM JP MORGAN

[ ]      BREAK-UP FEE:     $40 MILLION; NO-SHOP CLAUSE

[ ]      CORPORATE        CURRENTLY PLAN HEADQUARTERS TO REMAIN IN
         LOCATION:          MUSKEGON; REDUCED PRESENCE IN CHARLOTTE


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SHAREHOLDER BENEFITS -- WIN/WIN                                       [SPX LOGO]
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[ ]  UDI SHAREHOLDERS WILL OWN APPROXIMATELY 23% OF COMBINED COMPANY

[ ]  INCREASES SPX'S GLOBAL REACH FROM 13% TO 23%

[ ] ACCRETIVE TO EPS IN FIRST FULL YEAR, STRONG CASH FLOW, POSITIVE NET PRESENT VALUE, EVA POSITIVE AFTER YEAR 3

[ ]  GREATER SCALE AND LIQUIDITY IN EQUITY MARKETS


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SPX'S PROVEN TRACK RECORD
1996 - 2000                                                           [SPX LOGO]
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[ ]  REVENUES MORE THAN DOUBLED

[ ]  OPERATING MARGINS INCREASED 1000 POINTS

[ ]  EBITDA INCREASED FROM $88 MILLION TO $523 MILLION

[ ]  EPS HAS GROWN FROM $.52 PER SHARE TO $5.91 IN 2000

[ ]  STOCK PRICE INCREASED SEVEN-FOLD


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APPLY VALUE IMPROVEMENT PROCESS(R)                                    [SPX LOGO]
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[ ]  AGGRESSIVE IMPLEMENTATION OF EVA

[ ]  FOCUS ON USE OF CAPITAL, COST STRUCTURE, OPERATIONAL IMPROVEMENTS

[ ]  CONDUCT STRATEGIC REVIEW

[ ]  RATIONALIZE BUSINESSES

[ ]  SELECTIVE DIVESTITURES

[ ]  FOCUS ON BUSINESSES WITH GROWTH POTENTIAL


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COST SAVINGS                                                          [SPX LOGO]
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[ ]  $30 MILLION IN ANNUAL SAVINGS TO BE EPS NEUTRAL

[ ]  ELIMINATE DUPLICATE CORPORATE COSTS

[ ]  ACHIEVE OPERATING EFFICIENCIES

[ ]  ENHANCE PRODUCTIVITY

[ ]  IMPROVE SOURCING


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PRO FORMA 2001                                                        [SPX LOGO]
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
                                               NET           SHARES
                                              INCOME      OUTSTANDING
                                          (IN MILLIONS)   (IN MILLIONS)    EPS
                                          -------------   -------------   ------
SPX STREET ESTIMATE                            $210.9         32.450      $ 6.50
UDI STREET ESTIMATE ($2.14 PER SHARE)          $ 83.7
TRANSACTION:
    INCREMENTAL INTEREST ($32.2 PRETAX)         (19.0)
    INCREMENTAL GOODWILL                         (4.4)
    INCREMENTAL TAXES                           (18.0)
SHARES ISSUED:
    9.2 MILLION SPX SHARES @ EXCHANGE
    RATIO OF 0.2353 PER UDI SHARE                  --          9.208          --
                                               ------         ------      ------
BEFORE SAVINGS                                 $253.2         41.658      $ 6.08
    $29.2 MILLION SAVINGS (PRETAX)
     REQUIRED TO PREVENT DILUTION                17.6             --         .42
ADJUSTED                                       $270.8         41.658      $ 6.50

NOTE: ASSUMES PURCHASE ACCOUNTING


               $30 MILLION OF SAVINGS REQUIRED TO BE EPS NEUTRAL


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BUSINESS STRUCTURE                                                    [SPS LOGO]
--------------------------------------------------------------------------------

                UDI                                      SPX

     Flow             Speciality            Technical          Industrial
  Technology          Engineered            Products            Products
                       Products

     Test               Machinery            Service             Vehicle
Instrumentation                              Solutions          Components



                                SPX CORPORATION

   Flow              Technical              Industrial               Service
Technology           Products                Products                Solutions


                4 SEGMENTS - INDUSTRIAL AND TECHNICAL BUSINESSES


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SPX STOCK PRICE PERFORMANCE                                           [SPS LOGO]
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[Graph showing total return on $100 invested in SPX stock, UDI stock and the
S&P 500 index, in each case, from December 1995 to March 2001]


                    STOCK PRICE INCREASED BY NEARLY 7 TIMES




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                                 SPX CORPORATION

                                       &

                                UNITED DOMINION




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